EXHIBIT 1. A(6)(a)

                  STATEMENT OF ORGANIZATION BY INCORPORATOR(S)

                                       OF

                       MONY PENSION INSURANCE CORPORATION

                  The undersigned, being the sole incorporator of MONY Pension Insurance Corporation, a Delaware corporation, pursuant to Section 108(c) of the General Corporation Law, makes the following statement and takes the following action to organize said Corporation:

                  FIRST: The Certificate of Incorporation of MONY Pension Insurance Corporation was filed with the Secretary of State of Delaware on the 27th day of May, 1981 and a certified copy was recorded in Kent County on that same date.

                  SECOND: The By-Laws annexed hereto are hereby adopted as the By-Laws of the Corporation.

                  THIRD: The following named persons are hereby elected as the directors of the Corporation to hold office until the first annual meeting of stockholders or until their successors are elected and qualify:

                                 E.E. Blakeslee
                                 R.T. Borah
                                 R.L. Lindsay
                                 G.E. Perry
                                 H.S. Romaine
                                 L.P. Roth
                                 F.A. Spooner
                                 F.L. Smith
                                 P.S. Stutts

                  IN WITNESS WHEREOF, I have signed this instrument at New York, New York on the 16th day of July, 1981.


                                            /s/ Marianne Dowling
                                            --------------------
                                            MARIANNE DOWLING
                                            Incorporator

                          CERTIFICATE OF INCORPORATION
                                       OF
                       MONY PENSION INSURANCE CORPORATION

                  THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         FIRST: The name of the Corporation is:

                    MONY PENSION INSURANCE CORPORATION

         SECOND: The registered office of the Corporation is to be located at 306 South State Street, in the City of Dover, County of Kent, State of Delaware. The name of its Registered Agent at that address is United States Corporation Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         Without limiting in any manner the scope and generality of the foregoing, it is hereby provided that the Corporation shall have the following purposes, objects and powers:

         (a) To engage in the insurance, annuity and reinsurance business, all as authorized by the State of Delaware, as such laws may be amended from time to time, and in business activities incidental or ancillary to such insurance, annuity and reinsurance business.

         (b) To improve, manage, develop, sell, assign, transfer, lease, mortgage, lease or otherwise dispose of or turn to account or deal with all or any part of the property of the Corporation and from time to time to vary any investment or employment of capital of the Corporation.

         (c) To borrow money, and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without limit as to amount, and to secure the same by mortgage, pledge or otherwise; and generally to make and perform agreements and contracts of every kind and description, including contracts of guaranty and suretyship.

         (d) To lend money for its corporate purposes, invest and reinvest its funds, and take, hold and deal with real and personal property as security for the payment of funds so loaned or invested.

         (e) To the same extent as natural persons might or could do, to purchase or otherwise acquire, and to hold, own, maintain, work, develop, sell, lease, exchange, hire, convey, mortgage or otherwise dispose of and deal in lands and leaseholds, and any interest, estate and rights in real property, and any personal or mixed property, and any franchises, permits, trademarks, patents, copyrights, licenses, privileges or other rights necessary, convenient or appropriate for any of the purposes herein expressed.
                                       -2-

         (f) To carry out any object, purpose or power herein set out as principal or agent, and alone or with any associates, and to participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the Corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others; and to be an incorporator, promotor or manager of other corporations of any type or kind.

         (g) To pay pensions and establish and carry out pension, profit sharing, stock option, stock purchase, stock bonus, retirement, benefit, incentive and commission plans, trusts and provisions for any or all of its directors, officers and employees, and for any or all of the directors, officers and employees of its subsidiaries; and to provide insurance for its benefit on the life of any of its directors, officers or employees, or on the life of any stockholder for the purpose of acquiring at his death shares of its stock owned by such stockholder.
                                       -3-

         (h) To acquire by purchase, subscription or otherwise, and to hold for investment or otherwise and to use, sell, assign, transfer, mortgage, pledge or otherwise deal with or dispose of stocks, bonds or any other obligation or securities of any corporation or corporations or of any other entity; to merge or consolidate with any corporation in such manner as may be permitted by law; to aid in any manner any corporation or entity whose stocks, bonds or other obligations are held or in any manner guaranteed by this Corporation, or in which this Corporation is in any way interested; and to do any other acts or things for the preservation, protection, improvement or enhancement of the value of any such stock, bonds or other obligations; and while owner of any such stock, bonds or other obligations to exercise all the rights, powers and privileges of ownership thereof, and to exercise any and all voting powers thereon; and to guarantee the obligations of other corporations or entities, including the payment of dividends upon any stock of, and the principal and/or interest of any bonds of, and including the payment or performance of any contract or other obligations of, any other corporations or entities.

         (i) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind or consideration (including, without limitation thereto, securities) now or hereafter permitted by the laws of the State of Delaware, and by this Certificate of Incorporation, as its Board of Directors may determine.

         (j) To purchase or otherwise acquire, redeem, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the laws of the State of Delaware, and by this Certificate of Incorporation.

         (k) To conduct its business in all its branches at one or more offices in Delaware and elsewhere in any part of the world, without restriction or limit and to own or maintain or hold any of its property or assets within or without the State of Delaware and elsewhere in any part of the world without restriction or limit.

         (l) To cause or allow the legal title to, or any legal or equitable interest in, any security or any other real or personal property of the Corporation to remain or be vested or registered in the name of any other person, whether upon trust for, or as agent or nominee of, the Corporation or otherwise for its account or benefit.
                                       -5-

         (m) To act as agent or representative, broker or factor for, or as consultant or financial or technical adviser to, any person and undertake and carry on the management of the affairs of such person.

         (n) To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms or individuals, and to do every other act or acts, thing or things incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof, provided the same be not inconsistent with the laws under which this Corporation is organized.

         (o) To issue policies or contracts with or without participation in profits, savings, unabsorbed portions of premiums, or surplus; to classify policies issued and perils insured on a participating and nonparticipating basis, and to determine the right to participate and the extent of participation of any class or classes of policies, all in such manner as shall be consistent with applicable law.

         (p) The enumeration herein of the objects and purposes of the Corporation shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which the Corporation is empowered to exercise, whether expressly, by force of the laws of the State of Delaware now or hereafter in effect, or impliedly by the reasonable construction of the said laws.

                  FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 20,000 shares of common stock of a par value of $100 per share.

                  FIFTH: The name and mailing address of the incorporator is as follows:

                  Name                               Mailing Address
                  ----                               ---------------

                  Marianne Dowling                   1740 Broadway
                                                     New York, NY  10019

                  SIXTH: The following provisions are set out herein in furtherance and not in limitation of powers conferred by statute or in Article Third hereof:

         (a) The business affairs of the Corporation shall be managed by the Board of Directors of the Corporation except as otherwise provided by law.

         (b) The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation except as may be otherwise specified in the By-Laws, but any By-Law adopted by the Board of Directors may be amended or repealed by a majority of the shareholders entitled to vote thereon; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.
         (c) The number of directors of the Corporation shall be such as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Elections of directors need not be by ballot unless the By-Laws shall so provide.

         (d) None of the directors need be a stockholder of the Corporation or a resident of the State of Delaware.

         (e) Any director or any officer elected or appointed by the stockholders or by the Board of Directors may be removed at any time in such manner and under such circumstances as shall be provided in the By-Laws of the Corporation.

         (f) The Board of Directors shall have the power to determine, from time to time, whether and to what extent the accounts and books of this Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book, or document of this Corporation, except as conferred by applicable law or the By-Laws, or by resolution of the Board of Directors or of the stockholders.

         (g) The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

         (h) The Corporation may in its By-Laws confer powers upon the Board of Directors in addition to the foregoing so long as such conferment is not contrary to law.

         (i) The Board of Directors may designate one or more committees, each committee to consist of two or more of the Directors of the Corporation, which, to the extent provided in a resolution or resolutions of the Board of Directors or in the By-Laws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, including all powers herein or in the By-Laws specifically granted to the Board of Directors, except those powers which such committees are, by law, prohibited to exercise, and which shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by the Board of Directors and shall serve at the pleasure of said Board.

         (j) To the extent permitted by law, the Board of Directors shall have the power by By-Law provision or otherwise to indemnify any person.

         (k) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject to the provisions of the By-Laws, the statutes of Delaware and of this Certificate.

                 SEVENTH: No stockholder of the Corporation shall, because of his ownership of stock, have a pre-emptive or other right to purchase, subscribe for, or take any part of any stock or any part of notes, debentures, bonds or other securities, whether or not convertible into or carrying options or warrants to purchase stock of the corporation, issued, optioned, or sold by it after its
                                      -10-
incorporation. Any part of the capital stock and any part of the notes, debentures, bonds or other securities, whether or not convertible into or carrying options or warrants to purchase stock of the Corporation, authorized by this Certificate of Incorporation or by any amended certificate duly filed, may at any time be issued, optioned for sale, or sold or disposed of by the Corporation pursuant to resolution of its Board of Directors, without any vote or other action by the stockholders, to such corporations, associations, partnerships, individuals or others, for such consideration and upon such terms as may to such Board seem proper, without first offering such stock or securities or any part thereof to existing stockholders.

                  EIGHTH: Except as otherwise required by statute, at any meeting of the shareholders, the presence in person or by proxy of the holders of a majority of the shares of stock of the Corporation then issued, outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the election of directors and transaction of any other business.

                  NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate in such manner as may be now or hereafter prescribed by law, and all rights and powers conferred in this Certificate on stockholders, directors and officers are subject to this reserved power.

                  TENTH: It is the intention hereof that the objects, purposes, and powers specified in Article Third hereof shall, except where otherwise specified in said Article, be nowise limited or restricted by reference to or inference from the terms of any other Article, clause or paragraph in this Certificate of Incorporation, and that the objects, purposes and powers specified in Article Third and in each of the Articles, clauses or paragraphs of this Certificate shall be regarded as independent objects, purposes and powers.

                  THE UNDERSIGNED, for the purposes of forming a corporation under the laws of the State of Delaware, does hereby make, file and record this Certificate, and hereby certifies that the facts herein stated are true; and I have accordingly hereunto set my hand as of the date below specified.

DATED as of May 21, 1981                             /s/ Marianne Dowling
                                                     --------------------
                                                     Marianne Dowling



STATE OF NEW YORK   )    ss.:
COUNTY OF NEW YORK  )

                  BE  IT  REMEMBERED,  that  on  the  21st  day  of  May,  1981, personally came before me Marion K. Canellis, a Notary Public in and for the State and County aforesaid, MARIANNE DOWLING, the party to the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged the said Certificate to be her act and deed, and that the facts therein stated are truly set forth.

                  GIVEN under my hand and seal of office the day and year aforesaid.

                                            /s/ Marion K. Canellis
                                            ----------------------
                                            Marion K. Canellis
                                            Notary Public, State of New York
                                            No. 24-4518101
                                            Qualified in Kings County
                                            Term Expires March 30, 1982

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                    * * * * *

         MONY  Pension  Insurance  Corporation,   a  corporation  organized  and
existing under and by virtue of the General Corporation Law of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                           RESOLVED,  that the Certificate of  Incorporation  of
                  MONY Pension Insurance Corporation be amended by changing the First Article thereof so that, as amended, said First Article shall be and read as follows:

                           "FIRST:  The name of the Corporation is:

                           COLONIAL PENN ANNUITY AND LIFE INSURANCE COMPANY."

                           FURTHER    RESOLVED,    that   the   Certificate   of
                  Incorporation of MONY Pension Insurance Corporation be amended by changing the Second Article thereof so that, as amended, said Second Article shall be and read as follows:

                           "SECOND:  the registered office of the Corporation is
                  to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware. The name of its Registered Agent at that address is The Corporation Trust Company."

         SECOND: That in lieu of a special meeting and vote of stockholder, the stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said MONY Pension Insurance Corporation has caused this certificate to be signed by Kenneth M. Levine, its Vice President, and attested by James P. Larkin, its Secretary, this 13th day of November, 1987.

                                      MONY PENSION INSURANCE CORPORATION

                                      By:   /s/ Kenneth M. Levine
                                            ---------------------
                                            Kenneth M. Levine, Vice President

ATTEST:

By:      /s/ James P. Larkin
         -------------------
         James P. Larkin, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                    * * * * *

Colonial Penn Annuity and Life Insurance Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, adopted a resolution proposing and declaring advisable the following change of name of said corporation:

Voted: That (1) the Company is authorized to change its name to "John Hancock Life Insurance Company of America" and (2) any officer of the Company is authorized to take any action as shall be necessary in furtherance of or in connection with such change.

              SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given "unanimous" written consent to said name change in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

              THIRD:   That  the  aforesaid   resolution  was  duly  adopted  in
accordance with the applicable provision of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

              IN WITNESS WHEREOF, said Colonial Penn Annuity and Life Insurance Company has caused this certificate to be signed by Barry L. Shemin, its President and attested by Christopher J. Moakley, its Secretary, this 7th day of July, 1993.

                          Colonial Penn Annuity and Life Insurance Company

                          By: /s/ Barry L. Shemin
                              -------------------
                              Barry L. Shemin

Attest:  /s/ Christopher J. Moakley
         --------------------------
         Christopher J. Moakley

                                STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

First: That at a meeting of the Board of Directors of John Hancock Life Insurance Company of America on January 20, 1998, resolutions were duly adopted setting forth a proposed amendment of the Certificate of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows: Resolved, that the Certificate of Incorporation of the corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows: "FIRST. The name of the Corporation is Investors Partner Life Company."


     o Second: That, thereafter, pursuant to resolution of its Board of Directors, in accordance with Section 228 of the General Corporation Law of the State of Delaware, the sole shareholder consented to such amendment.

     o Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     o Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     o In Witness Whereof, said Secretary has caused this certificate to signed by Laura L. Mangan, an Authorized Officer, this 5th day of February, A.D. 1998.

                                            By: /s/ Laura Mangan
                                               --------------------

                                            Name: /s/Laura L. Mangan
                                                  ------------------------
                                                  (Typed or Printed)




                                            State of Delaware
                                            Secretary of State
                                            Division of Corporations
                                            Filed on 03:00 PM 02/09/1998
                                            981051127-0915152

                                                 STATE OF DELAWARE
                                                 SECRETARY OF STATE
                                                 DIVISION OF CORPORATIONS
                                                 FILED 09:00 AM 03/05/1998
                                                 981083224 - 0915152



                            CERTIFICATE OF CORRECTION
                                     TO THE
                            CERTIFICATE OF AMENDMENT
                                       OF
                         INVESTORS PARTNER LIFE COMPANY

       Investors  Partner  Life  Company  (the  "Corporation"),   a  corporation
organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

       1.     The name of the Corporation is Investors Partner Life Company.

       2. A Certificate of Amendment of the Corporation was filed with the Secretary of State of Delaware on February 9, 1998, and said Certificate requires correction as permitted by subsection (1) of
              Section  103 of the  General  Corporation  Law  of  the  State  of
              Delaware.

       3. The inaccuracy or defect of said Certificate of Amendment to be corrected is that paragraph FIRST of said Certificate of Amendment incorrectly reflected the name of the Corporation.

       4. The Certificate of Amendment should be corrected to add a new paragraph FIRST as follows:

        FIRST: That at a meeting of the Board of Directors of John Hancock Life Insurance Company of America on January 20, 1998, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

        Resolved, that the Certificate of Incorporation of the corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

        "FIRST. The name of the Corporation is Investors Partner Life Insurance Company".

In Witness Whereof, said Secretary has caused this Certificate of Correction to the Certificate of Amendment to be executed this 5th day of March, 1998.


                                             By:   /s/ Laura L. Mangan
                                                   -------------------
                                             Name: Laura L. Mangan
                                             Title: Corporate Secretary